Exhibit 99.77

Domini Funds Multi Class Supplement

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares $ 8,059
Domini Social Equity Fund - Class A Shares $ 29
Domini Social Equity Fund - Institutional Shares $ 1,406
Domini Social Equity Fund - Class R Shares $ 2,315

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $ 0.3178
Domini Social Equity Fund - Class A Shares $ 0.2053
Domini Social Equity Fund - Institutional Shares $ 0.2194
Domini Social Equity Fund - Class R Shares $ 0.4951

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares 24,106
Domini Social Equity Fund - Class A Shares 153
Domini Social Equity Fund - Institutional Shares 5,836
Domini Social Equity Fund - Class R Shares 4,257

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $22.83
Domini Social Equity Fund - Class A Shares $7.63
Domini Social Equity Fund - Institutional Shares $14.35
Domini Social Equity Fund - Class R Shares $7.09